Exhibit 99.1

Avalon GloboCare’s Subsidiary Files Third U.S. Provisional Patent for its Catch-Up Generative AI Video Platform

Patent Covers Generation of Multiple Audience-Adaptive Commentary Video Variants While Preserving Factual Integrity

FREEHOLD, N.J., February 18, 2026 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a diversified company focused on the development of precision diagnostic consumer products and generative AI publishing and software, today announced that its subsidiary, Avalon Quantum AI LLC, has filed a new U.S. provisional patent application covering an artificial intelligence–driven system designed to generate multiple personalized commentary video variants from a shared evidence framework while preserving factual integrity.

The provisional patent application, titled “Systems and Methods for Audience-Adaptive Generation of Evidence-Preserving Commentary Video Variants” (U.S. Provisional Patent Application No. 63/961,892), addresses a limitation in automated content systems, which traditionally distribute uniform commentary across diverse audiences or optimize for engagement at the expense of factual consistency. This technology is intended to generate multiple versions of the same commentary from a single verified evidence framework, allowing content to be tailored to different audience segments without altering the underlying facts.

The system is designed to analyze audience engagement data, topic preferences, and viewer characteristics to develop audience profiles. From a shared evidence structure, the platform aims to generate customized video variants that may differ in structure, emphasis, tone, pacing, and presentation style, while remaining bound by predefined evidence rules with the goal of ensuring factual consistency across all outputs.

Performance data from each distributed version is continuously collected and used to refine future content strategies. The platform is intended to also adapt content for short-form and long-form formats and align with regional, regulatory, and brand-specific requirements.

Potential applications include personalized financial commentary, sports highlight recaps, and brand-safe marketing content optimized for individual audience segments and distribution channels.

“This patent filing represents an important step in advancing responsible AI-driven personalization,” said Meng Li, Avalon’s Interim Chief Executive Officer and Chief Operating Officer. “Our approach aims to enable increased engagement and monetization while preserving factual integrity across every version of content. By anchoring all outputs to a shared evidence framework, we intend to scale personalization without sacrificing accuracy. We see meaningful commercial potential in applications such as personalized financial commentary tailored to different investor profiles, sports highlight recaps optimized by platform, and brand-safe marketing content customized for specific audiences.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a diversified company focused on the development of precision diagnostic consumer products, the advancement of intellectual property in cellular therapy, and generative artificial intelligence publishing and software. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. The KetoAirTM is registered with the U.S. Food and Drug Administration as a Class I medical device. The Company also continues to focus on advancing its intellectual property portfolio through existing patent applications. In addition, Avalon owns and operates commercial real estate.

For more information about Avalon, please visit www.avalon-globocare.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the product’s ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com